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                                                                  EXHIBIT 10.06

                               FIRST AMENDMENT OF
                      2000 KEY EMPLOYEES' STOCK OPTION PLAN
                         OF BLUE RIVER BANCSHARES, INC.

     WHEREAS, Blue River Bancshares, Inc. (the "company") maintains the 2000 Key Employees' Stock Option Plan of Blue River Bancshares, Inc. (the "plan"); and

     WHEREAS, the company's Board of Directors has authorized and directed the undersigned officers to amend the plan to provide option holders a period of three months in which to exercise an option following termination of employment, unless terminated "for cause;"

     NOW, THEREFORE, pursuant to the power to amend the plan reserved to the company under Section 17 of the plan and delegated to the undersigned officers, the plan is hereby amended, effective March 1, 2001, by adding the following to the end of subparagraph 10(a) of the plan:

         "Notwithstanding the foregoing, effective for any option granted on or after March 1, 2001, the right to exercise the option shall terminate three months from the optionee's termination of employment, unless that period is shortened or lengthened pursuant to subparagraphs (b), (c) or
         (d) below (but in no event later than the date the option expires pursuant to its terms)."

         IN WITNESS WHEREOF, the company has caused this amendment to be executed on its behalf by the undersigned officers this 27th day of February, 2001.

                                                BLUE RIVER BANCSHARES, INC.

                                                By: /s/ Steven R. Abel
                                                    ---------------------------
                                                Steven R. Abel
                                                Its:  Chairman
ATTEST:


/s/ D. Warren Robison
------------------------------
D. Warren Robison
Its:  Secretary



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